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                                   EXHIBIT 99


                       CITIZENS NATIONAL BANCSHARES, INC.
                                     PROXY

                    THIS PROXY IS SOLICITED ON BEHALF OF THE
          BOARD OF DIRECTORS OF THE CITIZENS NATIONAL BANCSHARES, INC.


         The undersigned shareholder of CITIZENS NATIONAL BANCSHARES, INC. ("CNB"), a Louisiana corporation, hereby appoints John W. Gautier and Robert A. Maurin III, and each of them, proxies with power of substitution to vote and act for the undersigned, as designated below, with respect to the number of shares of CNB Common Stock the undersigned would be entitled to vote if personally present at the Special Meeting of Shareholders of CNB, which will be held at 201 NW Railroad Avenue, Hammond, Louisiana 70401-3249, on May 18, 1995, at 2:00 p.m. (the "Special Meeting"), and at any adjournments or postponements thereof, and, at their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

         THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED HEREIN BY THE SHAREHOLDER. IF NO DIRECTION IS SPECIFIED WHEN THE DULY EXECUTED PROXY IS RETURNED, SUCH SHARES WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATION OF THE BOARD OF DIRECTORS OF CNB.


         The Board of Directors of CNB recommends that you vote FOR approval of the Agreement and Plan of Merger dated effective December 2, 1994, among CNB, Deposit Guaranty Corp. and Commercial National Corporation, as amended by the Amendment to Agreement and Plan of Merger dated effective March 27, 1995 and the Second Amendment to Agreement and Plan of Merger dated effective April 11, 1995, and the related Merger Agreement.


                  THIS PROXY IS CONTINUED ON THE REVERSE SIDE
              PLEASE SIGN ON THE REVERSE SIDE AND RETURN PROMPTLY
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PLEASE MARK YOUR CHOICE LIKE
THIS [x]  IN BLUE OR BLACK INK




Item:            Approval of the Agreement and Plan of Merger dated effective
                 December 2, 1994, among CNB,     Deposit Guaranty Corp. and
                 Commercial National Corporation, as amended by the Amendment
                 to   Agreement and Plan of Merger dated effective March 27,
                 1995 and the Second Amendment to Agreement and Plan of Merger dated effective April 11, 1995, and the related Merger Agreement.


           For                       Against                  Abstain

            [ ]                        [ ]                       [ ]


         The undersigned hereby acknowledges receipt of a copy of the accompanying Notice of Special Meeting of Shareholders and Proxy
Statement/Prospectus and hereby revokes any proxy or proxies heretofore given.


Date ____________________________


Signature ________________________


Please mark, date and sign as your account name appears and return in the enclosed envelope. If acting as executor, administrator, trustee, guardian or in a similar capacity, you should so indicate when signing. If the person signing is a corporation, partnership or other entity, please sign the full name of the corporation, partnership or other entity by a duly authorized officer, partner or other person. If the shares are held jointly, each shareholder named should sign.